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                                                                    EXHIBIT 8.1




                       [MacKIMMIE MATTHEWS LETTERHEAD]


                                                               February 13, 1998





Pioneer Natural Resources Company
1400 Williams Square West
5205 North O'Connor Blvd.
Irving, Texas  75039

                       REGISTRATION STATEMENT ON FORM S-3

We have acted as counsel to Pioneer Natural Resources Company, a Delaware corporation ("Pioneer"), and Pioneer Natural Resources (Canada) Ltd., a British Columbia corporation ("Pioneer Canada"), in connection with the offer of 10,901,924 shares of Pioneer Common Stock issuable upon the redemption by Pioneer Canada or the acquisition by Pioneer of Exchangeable Shares, pursuant to a Registration Statement on Form S-3, (the "Registration Statement") filed with the Securities and Exchange Commission under the United States Securities Act of 1933 on February 13, 1998. In connection therewith, we have participated in the preparation of the discussion set forth under the subcaption "Income Tax Considerations -- Canadian Federal Income Tax Considerations" (the "Discussion") in the Registration Statement. Capitalized terms used and not otherwise defined herein are used as defined in the Registration Statement.

The Discussion, subject to the qualifications stated therein, reflects our opinion as to the material Canadian federal income tax considerations for a Pioneer Canada Shareholder in regard to the ownership of Pioneer Canada Exchangeable Shares and the receipt of shares of Pioneer Common Stock upon the redemption of a Pioneer Canada Shareholder's Exchangeable Shares by Pioneer Canada or the acquisition by Pioneer of such Exchangeable Shares.

We hereby consent to the use of our name in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. However, this consent does not constitute an admission that we are "experts" within the meaning of such term as used in the Securities Act of 1933.




                                                MacKIMMIE MATTHEWS

                                                /s/ MacKIMMIE MATTHEWS